EXHIBIT (j)

                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 14, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of Choice Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 27, 2001